Exhibit 10.15

THIRD AMENDMENT TO LEASE AGREEEMENT

This THIRD AMENDMENT TO LEASE AGREEEMENT (the “Third Amendment”) is made and entered into effective as of February 2, 2021, by and between Beechnut FEC LLC ("Lessor") and Left Gate Property Holding, LLC d/b/a Texas Direct Auto ("Lessee").

W I T N E S S E T H:

WHEREAS, Lessor and Lessee entered into that certain Lease Agreement dated May 21, 2011 (the “Original Lease”), covering those premises (the “Premises”) commonly known as (i) 12002 Southwest Freeway, Stafford, Texas, (ii) 11000 Dorrence Lane, Meadows Place, TX and (iii) 11000 Dorrence Lance, Meadows Place, TX , as more particularly described in the Lease.

WHEREAS, Lessor and Lessee amended the Lease pursuant to the Amendment to Lease Agreement, dated August 26, 2011, and the Amendment to Lease Agreement dated January 3, 2019 (the “Amendments” and together with the Original Lease, the “Lease”).

WHEREAS, one or more of the Amendments incorrectly refers to Lessee as Vroom, Inc., as successor to Left Gate Property Holdings, Inc. and the correct name of Lessee and the successor in interest to Left Gate Property Holdings, Inc. is Left Gate Property Holding, LLC.

WHEREAS, Lessor and Lessee desire to further amend the Lease to modify the terms of the Lease to extend the Lease through December 31, 2023, and modify the rent schedule for the remaining term of the Lease.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.Recitals.     The foregoing recitals are true and correct and are incorporated herein by reference as if they are set forth below.

2.Definitions.  Except as is otherwise defined herein, all defined terms hereinafter set forth in this Third Amendment shall have the same meaning as and when such defined terms are used in the Lease.

3.   Term.  Notwithstanding anything to the contrary provided in the Lease, Lessor and Lessee hereby agree that the term of the Lease is hereby extended and will terminate at 11:59 PM Houston, Texas time, on December 31, 2023.

4.   Rent Schedule.  Notwithstanding anything to the contrary provided in the Lease, Lessor and Lessee hereby agree that Lessee will pay a monthly base rent of $70,000.00 per month, each month, starting February 1, 2021, through the new expiration date of December 31, 2023.  Lessee will also continue to make the deferred rent payments of $46,836.50 per month, each month from February 1, 2021 through June 1, 2021 to complete the repayment for the deferred rent from May, June and July 2020.

5.   Effect of this Amendment. The Lease, as amended by this Third Amendment, is hereby ratified and affirmed and, except as expressly amended hereby, all other items and provisions of the Lease remain unchanged and continue to be in full force and effect. The terms of this Third Amendment shall control over any conflicts between the terms of the Lease and the terms of this Third Amendment.  The Lease, as amended by the Amendments and this Third Amendment, constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and all prior agreements, proposals, negotiations, understandings and correspondence between the parties in this regard, whether written or oral, hereby superseded and merged herewith.

6.   Governing Law. The Lease and this Third Amendment shall be governed by and construed and interpreted in accordance with the Laws of the United States and the State of Texas.  Harris County, Texas, shall be a proper place of venue to enforce payment or performance under the Lease and this Third Amendment.

7.    Inconsistencies. In the event of any inconsistencies between the Lease and this Third Amendment, the terms of this Third Amendment shall take precedence. Except as expressly set forth in this Third Amendment, the Lease otherwise is unmodified, remains in full force and effect and is incorporated and restated herein as if fully set forth at length.  Each reference in the Lease to itself shall be deemed also to refer to this Third Amendment.

IN WITNESS WHEREOF, the parties have duly executed this Third Amendment effective on the date first set forth above.

LESSOR:

BEECHNUT FEC LLC

By: /s/ Asma Khan

Name: Asma Khan

Title: Owner

LESSEE:

LEFT GATE PROPERTY HOLDING, LLC

By: /s/ Deni Stott

Name: Deni Stott

Title: Chief People & Culture Officer